                                                                  EXHIBIT 10.101

                          AIRCRAFT SERVICES AGREEMENT

ARTICLE ONE:                     AIRCRAFT; PROVISION OF    .  .  .  1
                                 SERVICES
1.1.Aircraft.  ......... 1
1.2.Service/Schedule........ 2

ARTICLE TWO:                     TERM  ........
                                 2
2.1.Term.......... 2

ARTICLE THREE: MINIMUM
 GUARANTEED AIRCRAFT
 UTILISATION. . 2
3.1.Minimum Monthly Block Hour
 Guarantee.  .... 2

ARTICLE FOUR:  CHARGES
 ....... 2
4.1.Block Hour Rate. ....... 2
4.2Block Hour Definition.
 ...... 2
4.3.Block Hour Surcharge.
 ...... 2
4.4.Aircraft
 Positioning/Painting Costs.
 ..... 3
4.5 Other payments........ 3

ARTICLE FIVE:  PAYMENT                            .    .   .  .  .  .  .    3
   5.1.                          Payment          .    .   .  .  .  .  .    3
                                 Schedule.
   5.2.                          Payment               .   .  .  .  .  .    4
                                 Instructions.  .
   5.3.                          Invoices.        .    .   .  .  .  .  .   .   4
   5.4.                          Final            .    .   .  .  .  .  .    5
                                 Accounting.
   5.5.                          Late Payment.    .    .   .  .  .  .  .    5
   5.6.                          No Counterclaims,     .   .  .  .  .       5
                                 Set-offs, etc.

ARTICLE SIX:                     RESPONSIBILITIES OF       .  .  .      5
                                 WORLD AND MAS.
   6.1.                          Responsibilities Of   .   .  .  .  .  .    5
                                 WORLD.
   6.2.                          Responsibilities Of   .   .  .  .  .  .    6
                                 MAS.
   6.3.                          Payment                   .  .  .  .  .    8
                                 Responsibilities Of MAS.
   6.4.                          Reciprocal       .    .   .  .  .  .  .    8
                                 Payments

ARTICLE SEVEN: OPERATION OF THE AIRCRAFT                   .  .  .  .   9
   7.1.                          Control Of The        .   .  .  .  .  .    9
                                 Aircraft.
   7.2.                          Right Of              .   .  .  .  .  .    9
                                 Substitution.
   7.3.                          Lawful Use.      .    .   .  .  .  .  .   .   9
   7.4.                          Regulatory            .   .  .  .  .  .   10
                                 Compliance.
   7.5.                          Cargo            .    .   .  .  .  .  .   10
                                 Restrictions.
   7.6.                          Aircraft         .    .   .  .  .  .  .   10
                                 Livery.
   7.7.                          Return Condition Of   .   .  .  .  .  10
                                 Aircraft.



ARTICLE EIGHT: DOCUMENTATION.                .    .    .    .  .  .   10
     8.1.                    Operating       .    .    .    .  .  .   .   10
                             Permits.
     8.2(a)                  Passenger            .    .    .  .  .   .   10
                             Documentation.
     8.2(b)                  Cargo           .    .    .    .  .  .   11
                             Documentation.
     8.3.                    MAS Notification     .    .    .  .  .       11
                             to World.
     8.4.                    Work       .    .    .    .    .  .  .   11
                             Permits

ARTICLE NINE:  SCHEDULE CHANGES; FLIGHT DISRUPTIONS.        .  .  12
9.1.Schedule Changes.
 .......12
9.2.Flight Disruptions.
 .......12

ARTICLE TEN:                 USE OF AIRCRAFT BY   .    .    .  .  14
                             WORLD.
     10.1.                   Other           .    .    .    .  .  .   .   14
                             Operations.
     10.2.                   Crew Training;       .    .    .  .  .   14
                             Duty Travel.

ARTICLE ELEVEN:  EMPLOYEES.             .    .    .    .    .  .  14
     11.1.                   Employees; Workmen's           .  .  .   14
                             Compensation Insurance.

ARTICLE TWELVE:  LIENS AND TAXES.            .    .    .    .  .  15
     12.1.                   Liens.     .    .    .    .    .  .  .   .   .   15
     12.2.                   Taxes.     .    .    .    .    .  .  .   .   .   15

ARTICLE THIRTEEN:  INSURANCE            .    .    .    .    .  .      16
13.1.WORLD Aircraft Hull
 Insurance. .....16
     13.2.                   WORLD Third Party Aviation     .  .      16
                             Legal Liability Insurance.
13.3.MAS Liability
 Insurance. ......17
13.4.Loss of Insurance.
 .......19

ARTICLE FOURTEEN:  INDEMNIFICATION.          .    .    .    .  .  19
14.1.Indemnification By
 WORLD. .....19
14.2.Indemnification By
 MAS. ......20
14.3.Employee Claims.
 .......21
14.4.No Consequential
 Damages. ......21
14.5.Mutual Assistance.
 .......21

ARTICLE FIFTEEN - EARLY TERMINATION          .    .    .    .  .      22
15.1.Grounds For Early
 Termination. .....22
15.2.Return Of Equipment.
 ......24

ARTICLE SIXTEEN:  DEFAULTS BY MAS            .    .    .    .  .  24
                                         16.1.Events Of Default By MAS. ......24
                                                16.2.Remedies Of WORLD. ......26
                                        16.3.  Interest On Monies Owed. ......26


ARTICLE SEVENTEEN: DEFAULTS BY WORLD.               .   .   .    .     27
17.1.  Events Of Default
 By WORLD. .....27
17.2.Remedies Of MAS.
 .......28
17.3.  Interest On Monies
 Owed. ......28

ARTICLE EIGHTEEN:  ADDITIONAL COSTS AND DAMAGES.        .    29
18.1.Additional Costs And
 Damages. .....29

ARTICLE NINETEEN:  APPLICABLE LAW; DISPUTES.        .   .   .          29
19.1.Governing Law.
 .......29
19.2.Arbitration.
 ........29

ARTICLE TWENTY:  ASSIGNMENT.                    .   .   .   .    .    .       29
20.1.Assignment.. ......29

ARTICLE TWENTY-ONE:  MISCELLANEOUS PROVISIONS.          .   .    .     30
21.1.  Headings. ........30
21.2.  Counterparts.
 ........30
21.3.  Enforceability Of
 Provisions. ......30
21.4.  Notices and
 Communications. .....30

ARTICLE TWENTY-TWO:  OPERATIONAL HANDBOOK               .   .    .     31
     22.1.                   Operational        .   .   .   .    .    .       31
                             Handbook.

ARTICLE TWENTY-THREE:  COMPLETE AGREEMENT; INTERPRETATION         32
23.1.Prior Agreements
 Superseded. .....32
23.2.Interpretation.
 .......32




ANNEXES
---------------------------

Annex A                      Aircraft           .   .   .   .    .    .    A-1/2
---------------------------  Specifications     --  --  --  ---  ---  ---  -----
                             -----------------
Annex B                      Flight Schedule.   .   .   .   .    .    B-1
---------------------------  -----------------  --  --  --  ---  ---  ---
                             Block Hour             .   .   .         B-2
                             Surcharge/Video        --  --  ---       ---
                             Charges.
                             -----------------
Annex C                      World Spare        .   .   .   .    C-1
---------------------------  Parts Support.     --  --  --  ---  ---
                             -----------------
                             MAS Engineering    .   .   .   .              C-2
                             Handling.          --  --  --  ---            -----
                             -----------------
                             Transit                .   .   .         C-3
                             Services/Other         --  --  ---       ---
                             Maintenance.
                             -----------------
Annex D                      Hotel              .   .   .   .    .    D
---------------------------  Accommodations.    --  --  --  ---  ---  ---
                             -----------------
Annex E                      Positioning/Depositioning of World Personnel.
---------------------------  -----------------          --  ---  ---
Annex F                      Notification Of Flight              F
---------------------------  Cancellations, Flight Delays or     ---
                             Diversions.
                             -----------------
Annex G                      MAS Cabin          .   .   .   .    .    G
---------------------------  Personnel.         --  --  --  ---  ---  ---
                             -----------------
Anneh H                      Route Qualification of Commander,   H
---------------------------  Age Limit And Experience.           ---
                             -----------------


                          AIRCRAFT SERVICES AGREEMENT

     THIS AIRCRAFT SERVICES AGREEMENT (together with the Annexes attached hereto, the "Agreement") dated September 26, 1994, is by and between WORLD AIRWAYS, INC., a Delaware corporation having its principal place of business at 13873 Park Centre Road, Suite 490, Herndon, Virginia, 22071 United States of America ("WORLD") and MALAYSIAN AIRLINE SYSTEM BERHAD, a corporation organised and existing under the laws of Malaysia having its registered address at Bangunan MAS, 33rd Floor, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia ("MAS").


                                  WITNESSETH:
                                  ----------

WHEREAS, MAS wishes to obtain from WORLD and WORLD is prepared to provide to MAS upon the terms and conditions set forth in this Agreement, two (2) McDonnell Douglas MD-11 aircraft in a two (2) class configuration specified in this Agreement in order to perform the scheduled passenger operations specified herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, WORLD and MAS agree as follows:


ARTICLE ONE:  AIRCRAFT; PROVISION OF SERVICES
---------------------------------------------

1.1.    Aircraft.  WORLD shall provide the two aircraft ("Aircraft"), specified
        --------
in Annex A, together with crews, for the performance of this Agreement.

1.2.    Service/Schedule.  WORLD shall operate the Aircraft for the purpose of
        ----------------
carrying passengers and belly cargo for MAS on the routes and in accordance with the schedule set forth in Annex B.

ARTICLE TWO:  TERM.
------------------

2.1.    Term.  The term of this Agreement ("Term")  shall commence on September
        ----
27, 1994, and shall expire on March 31, 1995, unless terminated earlier in accordance with the provisions of this Agreement.


ARTICLE THREE:  MINIMUM GUARANTEED AIRCRAFT UTILISATION.
-------------------------------------------------------

3.1.    Minimum Monthly Block Hour Guarantee.  MAS hereby guarantees to WORLD in
        ------------------------------------
connection with the performance of this Agreement a minimum of 320 block hours of Aircraft utilisation for each month that this Agreement shall be in effect ("Minimum Monthly Block Hour Guarantee").


ARTICLE FOUR:  CHARGES
----------------------

4.1.    Block Hour Rate.  In connection with the operation of the Aircraft
        ---------------
hereunder, MAS shall pay to WORLD the block hour rate of $4,700 USD for those block hours flown up to 320 per month. Both MAS and WORLD will agree on a block hour rate for those hours flown in excess of 320 per month.

4.2.    Block Hour Definition.  For the purposes of this Agreement, the term
        ---------------------
"Block Hour" shall be defined as every hour or portion thereof that the Aircraft is operating calculated from the removal of the wheel chocks upon departure until insertion of the wheel chocks upon arrival, as recorded in the Aircraft's log book.

4.3.    Block Hour Surcharge.  To compensate WORLD for higher costs of
        --------------------
operation, in the event that the hour/cycle ratio for the Aircraft while operating the services to be provided under this Agreement shall fall below 4.0/1 for any month beginning Nov 1, 1994 until the end of the Term, MAS shall pay to WORLD an additional charge as specified in Annex B-2.

4.4.    Aircraft Positioning and Painting Costs.  Both MAS and WORLD agree that
        ---------------------------------------
at the end of the Term of this Agreement should the Aircraft transition directly from operating under this Agreement into service of the MAS 1995 Haj program pursuant to the normal terms and conditions of the Long Term Aircraft Charter Agreement the cost of aircraft positioning and painting will be recouped by WORLD from MAS.

4.5     Other Payments. The parties understand MAS may be required to make
        ----------------
payments to its other aircraft lessors upon return of the two Airbus A300's which WORLD's two MD-11's will replace. To facilitate MAS' ability to return the two aircraft, (i) WORLD agrees to pay up to $1.6 million USD of any aircraft rental-related costs assessed by MAS' current lessor associated with the return of the aircraft, and (ii) WORLD and MAS agree to work jointly to negotiate the return of the two aircraft on the most advantageous terms, for which purpose WORLD agrees to make available to MAS technical and legal resources and MAS agrees to keep WORLD fully informed of such negotiations and to include WORLD representatives whenever possible. To the extent WORLD pays any of the aforementioned $1.6 million, MAS agrees to pay to WORLD any economic benefits it derives by virtue of the replacement of the two A300 aircraft with two of WORLD's MD-11's.


FIVE:  PAYMENT SCHEDULE
-----------------------

5.1.    Payment Schedule.  Upon execution of this Agreement, MAS shall pay to
        ----------------
WORLD the block hour charges for all flights scheduled to be operated between September 27 and October 31, 1994. Thereafter, on the first day of each month that this Agreement shall be in effect, MAS shall pay to WORLD an amount equal to the Guaranteed Block Hours for the following month (calculated on a pro rata basis) multiplied by the block hour rate.

     Should the due date for the payment fall on a public holiday in Kuala Lumpur, Los Angeles or New York, the payment shall be due on the next banking day.


5.2.    Payment Instructions.  Any amounts due by MAS to WORLD hereunder shall
        --------------------
be paid by MAS in U.S. Dollars ("USD") by wire transfer in immediately available funds to the following account:

     Nations Bank
     Washington, D.C.
     ABA No. 054001204

     for credit to

     Account No. 20-8671-2080
     World Airways, Inc.

     All payments to be made by MAS shall be made without deduction for, or on account of, taxes or levies of any kind or nature whatsoever, unless MAS is compelled by law to make payment after deduction of such taxes or levies, in which event MAS shall pay to WORLD such additional amounts as may be necessary to ensure that WORLD receives an amount in U.S. Dollars equal to the full amount which it would have received had the payment not been subject to such taxes or levies.

5.3.    Invoices.  WORLD shall invoice MAS within ten (10) calendar days after
        --------
the end of each month during the Term hereof an amount equal to the block hours actually flown by WORLD during the preceding month multiplied by the block hour rate. If the amount of such invoice exceeds the payment made by MAS under the payment schedule specified in Article 5.1., MAS shall pay the amount of such excess to WORLD no later than twenty (20) calendar days after receipt of such invoice.

5.4.    Final Accounting.  Within sixty (60) calendar days after the end of the
        ----------------
Term or the earlier termination of this Agreement, WORLD shall provide MAS with a final accounting of all amounts due under this Agreement; and within forty five (45) calendar days of receipt of such final accounting (i) MAS shall pay to WORLD all outstanding or unpaid amounts, or (ii) WORLD shall refund to MAS all amounts received but not due to WORLD.

5.5.    Late Payment.  Any late payment by either party of any amount due under
        ------------
this Agreement shall bear interest from the date such payment is due at the rate of ten percent (10%) per annum, and the party to whom such amount is due shall be entitled to recover judgement for the total amount due, including such interest, and any costs of collection incurred in connection therewith, including reasonable legal expenses and attorneys' fees.

5.6.    No Counterclaims, Set-offs, etc.  MAS's obligation to pay all sums due
        --------------------------------
hereunder shall be absolute and unconditional and shall not be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment, diminution, reduction, recoupment or other right which MAS may have against WORLD or any other person for any reason whatsoever.


ARTICLE SIX:  RESPONSIBILITIES OF WORLD AND MAS.
-----------------------------------------------

6.1.    Responsibilities Of WORLD.  WORLD at its own cost and expense shall
        -------------------------
provide:

     (a) The Aircraft as described in Annex A together with three flight deck crew members for each flight;

     (b)  Aircraft conversion to the seat configuration desired by MAS

     (c) Painting of the Aircraft into MAS livery except as provided in Article 4.4

     (d)  Positioning of the Aircraft to Kuala Lumpur except as provided in
Article 4.4

     (e) All salaries and per diem allowances for flight crew members;

     (f) Maintenance of the Aircraft in accordance with WORLD's FAA-approved maintenance program, except as specified in Article 6.2.;

     (g) Insurance in accordance with Article Thirteen;

     (h) Qualified operational staff to handle WORLD crew administration matters;

     (i) Rotable spare parts support as specified in Annex C1;

     (j) Nine (9) sets of catering equipment including carts, trays and other galley equipment unique to WORLD'S aircraft;

     (k) Inflight video programming in accordance with international airline standards at the rate specified in Annex B-2.


6.2.    Responsibilities Of MAS.  MAS at its own cost and expense shall provide:
        -----------------------

     (a) Minimum nine (9) Cabin Attendants for each flight segment trained to WORLD'S and FAR Part 121 standards in accordance with Annex G, including their salaries and per diem allowances;

     (b) Aircraft ground handling at all stations excluding aircraft certification;

     (c) Passenger processing, baggage handling, cargo handling and security screening at all stations in accordance with FAA airplane operator, indirect aircarrier and airport security requirements and in a manner acceptable to WORLD;

     (d) Landing fees and airport security fees at all stations;

     (e) Navigation fees over the routing specified in Annex B and for any and all ad hoc operations requested by MAS;

     (f) Aircraft parking fees at all stations;

     (g) Aircraft fuel, oil (Exxon 2380), de-icing, lubricating and hydraulic fluid (Chevron Hyjet IV or 500-B4/LD4);

     (h) Aircraft transit maintenance and other aircraft maintenance as specified in Annex C-3 at all stations along the routing specified in Annex B and for any and all ad hoc operations requested by MAS;

     (i) Hotel accommodations for WORLD flight deck crew members, including ground transportation between hotel and airport;

     (j)  Commissary supplies and catering for all passengers   and WORLD flight
deck crew members and other WORLD personnel travelling onboard in support of WORLD's obligations under this Agreement

     (k) FOC "C" class firm airline transportation on the air services of MAS for WORLD's aircrew, positioning staff and other executive personnel on duty travel directly related to performing services under this Agreement;

     (l) All transportation of spare engines and spare parts for the Aircraft, on a positive space basis, provided however, that WORLD will use reasonable
                           -------- -------
efforts to provide MAS with prior notice of WORLD's requirements;

     (m) Use of MAS's facilities at all scheduled stations specified in Annex B by WORLD personnel, with access to MAS telephone, SITA and telex communications equipment;

     (n) Interior cleaning of the Aircraft at all stations

     (o) Insurance in accordance with Article Thirteen;

     (p) Identification of all agents and subcontractors retained by MAS to perform its responsibilities hereunder.

6.3.    Payment Responsibilities Of MAS.  MAS shall arrange for all invoices and
        -------------------------------
bills relating to the responsibilities assumed by MAS as set forth in Article
6.2 to be sent to and paid directly by MAS, unless WORLD and MAS agree otherwise in writing.

6.4    Reciprocal Obligations:   All other costs and expenses arising out of the
       -----------------------
operation of the Aircraft in accordance with this Agreement and not expressly set forth in this Agreement shall be mutually agreed upon. In the event either party does not perform its obligations hereunder, the other party shall have the right but not the obligation to perform any of that party's responsibilities at the other's cost. Upon demand the non-performing party shall reimburse the other party for any amount it has paid in connection with the performance of responsibilities hereunder.

ARTICLE SEVEN:  OPERATION OF THE AIRCRAFT
-----------------------------------------

7.1.    Control Of The Aircraft.  WORLD at all times shall have operational
----    -----------------------
control over all flights performed under this Agreement and shall be solely responsible for compliance with all applicable United States Federal Aviation Administration ("FAA") regulations in connection with the flight operations contemplated under this Agreement. Consistent with this provision, WORLD shall have the sole authority to determine whether a particular flight may be safely operated, to assign crew members for particular flights, to dispatch and release flights, to direct crew members and to initiate and terminate flights. The Captain of the Aircraft shall be in command of the Aircraft and shall have complete discretion concerning the operation of the Aircraft and the initiation and termination of any flight, and MAS undertakes to accept all decisions of the Captain. The Captain shall have full authority and control in the operation of the Aircraft and shall have full authority and control over other crew members and their duties during flight time.

7.2.    Right Of Substitution.  WORLD shall have the right at any time to
        ---------------------
replace the Aircraft with another aircraft having a payload capacity equal to or greater than the Aircraft's. WORLD shall promptly inform MAS regarding any such substitutions.

7.3.    Lawful Use.  WORLD shall not be required to operate the Aircraft
        ----------
contrary to any applicable law or regulation of any government or governmental agency having jurisdiction over the Aircraft. Nor shall WORLD be required to operate the Aircraft into or over Afghanistan, Angola, Chad, El Salvador, Ethiopia, Iraq, Kuwait, Laos, Liberia, Libya, Nicaragua, Somalia, Sudan, Zaire, Haiti, those states that are or were part of Yugoslavia, former republics of USSR other than Russia, any country subject to United Nations Sanctions, or any other territory or jurisdiction or in any manner or fashion that would jeopardise WORLD's insurance coverage for the Aircraft.

7.4.    Regulatory Compliance.  MAS shall ensure that carriage of all cargo
        ---------------------
hereunder shall be in accordance with FAA and IATA rules as applicable and any other applicable government regulations.

7.5.    Cargo Restrictions.  The Aircraft shall not be used for the carriage of
        ------------------
weapons or munitions of war. Livestock shall be carried only in accordance with specifications and procedures mutually acceptable to the parties hereto.

7.6.    Aircraft Livery.  WORLD agrees to paint the Aircraft into MAS livery.
        ---------------
MAS rights under this Article 7.6 are subject to the regulations of the FAA regarding aircraft markings on U.S. registered aircraft.

7.7.    Return Condition Of Aircraft.  At the end of the Term hereof or upon the
        ----------------------------
earlier termination of this Agreement, the Aircraft dedicated to the services hereunder shall be returned into WORLD's operations in as good condition as upon the commencement of the services, normal wear and tear excepted.


ARTICLE EIGHT:  DOCUMENTATION.
------------------------------

8.1.    Operating Permits.  Except where governmental regulations require action
        -----------------
by WORLD, MAS shall obtain and maintain all necessary governmental permits, traffic rights, operating authorities and franchises, and any other authorisations required in connection with the performance of this Agreement.
At MAS's cost and expense, WORLD shall assist MAS in obtaining such authorisations. Failure of MAS to obtain such permits, provided such failure is due to wilful neglect, will not be cause to release MAS from its other obligations under the Agreement.

8.2.(a)    Passenger Documentation.   MAS shall be responsible for ensuring that
           ------------------------
the carriage of any and all passengers pursuant to this Agreement complies with all applicable immigration, health, police, customs and other laws, rules, regulations and requirements of each country from, to or through which each individual flight hereunder is operated. MAS shall notify WORLD of irregularities in the travel documentation of any passenger. WORLD reserves the right to refuse carriage to any passenger whose documents are not completed or who has not complied with applicable laws, rules, regulations or requirements. WORLD shall not be liable to MAS or any passenger for any loss, fee, charge, expense or other consequence due to a failure to comply with requirements of this paragraph.

8.2.(b)    Cargo Documentation.  MAS shall contract as principal and as carrier
           -------------------
for all cargo to be carried on the Aircraft and shall not under any circumstances have the authority to enter into any contract on behalf of, or binding upon, WORLD. MAS's standard conditions of carriage shall govern the carriage of cargo on the Aircraft and MAS's airwaybills or other documents of carriage shall be used for cargo to be carried on the Aircraft. MAS shall be responsible for ensuring that the carriage of cargo pursuant to this Agreement complies with all applicable immigration, health, police, customs and other laws, regulations and requirements of each country from, to or through which each individual flight is operated. All airwaybills shall have attached to them all documents necessary to comply with such laws, regulations and requirements.

8.3.    MAS Notification To WORLD.  MAS will endeavour to notify WORLD'S
        -------------------------
Dispatch of the estimated payload for the Aircraft at least four (4) hours prior to the departure of each flight. MAS shall furnish the number of passengers, passenger and cargo manifests, any other documentation and all transportation documents necessary for each flight and shall deliver the same to the Captain of the Aircraft in sufficient time to avoid delay to the scheduled departure of the Aircraft but in no case less than thirty (30) minutes prior to departure.

8.4.    Work Permits.  At WORLD's request, MAS shall assist work permit
        ------------
applications required by any governmental authority on behalf of any WORLD personnel performing services in connection with this Agreement. MAS shall provide such other assistance as WORLD may reasonably request in connection with such work permit applications.


ARTICLE NINE:  SCHEDULE CHANGES; FLIGHT DISRUPTIONS.
---------------------------------------------------

9.1.    Schedule Changes.  MAS may request changes to the schedule specified in
        ----------------
Annex B provided, however, that (i) such changes to the schedule shall not
        --------  -------
reduce the Minimum Monthly Block Hour Guarantee; (ii) arrival and departure times are available at all airports on the requested routing so as to permit WORLD to perform the services to be provided hereunder and to fulfil its other contractual commitments; and (iii) WORLD shall be reimbursed by MAS for all additional costs resulting from such schedule changes including without limitation, any additional crew costs or Aircraft maintenance costs. Any request for a schedule change shall be issued by MAS's operations control centre. Receipt of such request shall be confirmed immediately by WORLD's dispatch centre. WORLD reserves the right (which right shall not be unreasonably exercised), to reject any schedule change request by MAS.

9.2.    Flight Disruptions.
        ------------------

     (A) MAS shall bear all costs (except consequential damages of WORLD) arising out of a flight delay, flight cancellation, or diversion of the Aircraft which is caused by:

     (i)  MAS's request;

     (ii)   Weather conditions or air traffic control;

     (iii)  Any work stoppage by MAS's employees, agents and servants; or

     (iv) Any act or omission of MAS's employees, agents and servants that affects the operation of the Aircraft.

     Flight delays, flight cancellations or diversions of the Aircraft caused by any of the reasons specified in this Article 9.2(A) shall not reduce the Minimum Monthly Block Hour Guarantee.

     (B) WORLD shall bear all costs (except consequential damages of MAS) arising out of a flight delay, flight cancellation or diversion of the Aircraft which is caused by:

     (i) A mechanical failure on the Aircraft, except as provided under Article 9.2(A)(iv);

     (ii) Failure of WORLD's flight deck crew members to report for duty; or

     (iii)  Any work stoppage by WORLD's employees, agents and servants.

     (C) In the event of a flight delay, flight cancellation or diversion of the Aircraft under Article 9.2(B), WORLD shall exercise reasonable efforts to substitute another aircraft having a payload capacity equal to or greater than the Aircraft's. In the event of such substitution, reference to "the Aircraft" in this Agreement shall be construed as reference to the substituted aircraft. In lieu of substituting its own aircraft, WORLD shall have the right to provide MAS with substitute service from another air carrier, provided that the aircraft operated by the substitute air carrier has a payload capacity equal to or greater than the Aircraft's.

     (D) Neither WORLD nor MAS shall be responsible for flight delays, flight cancellations or diversions of the Aircraft that are due to an Act of

God, civil
war, riot, insurrection, civil disturbance, fire, flood, explosion, earthquake, hurricane, typhoon, epidemic or quarantine restriction, work stoppage (other than as specified in this Article 9.2(A) or (B)) or any other event beyond either party's control. In the event of such flight delay, flight cancellation or diversion, MAS shall pay to WORLD a reduced block hour rate of USD $2350 per block hour for each scheduled block hour not flown by WORLD during the period that the Aircraft is unable to operate.


ARTICLE TEN:  USE OF AIRCRAFT BY WORLD.
--------------------------------------

10.1.    Other Operations.  The Aircraft may be used by WORLD to perform other
         ----------------
contractual commitments and in connection with its own operations when not performing services for MAS hereunder. During such use of the Aircraft by WORLD any services (including, but not limited to, fuel) provided to WORLD by MAS or its suppliers shall be reimbursed to MAS by WORLD at MAS's cost.

10.2.    Crew Training; Duty Travel.  Provided that such use of the Aircraft
         --------------------------
does not interfere with the operation of the Aircraft on MAS's behalf, WORLD may use the Aircraft while performing services for MAS hereunder for (i) flight crew training, and (ii) transportation of flight crews or other WORLD personnel for purposes of positioning or training.


ARTICLE ELEVEN:  EMPLOYEES.
--------------------------

11.1.    Employees; Workmen's Compensation Insurance.  It is understood and
         -------------------------------------------
agreed that the employees of the respective parties hereto shall continue as employees of that party and shall not be deemed employees of the other party. Each party shall cover its employees with such workmen's compensation insurance, or its equivalent, as shall be required by law, and upon request shall provide the other party with evidence of such coverage.


ARTICLE TWELVE:  LIENS AND TAXES.
--------------------------------

12.1.    Liens.  MAS shall have no right, title or interest in the Aircraft.
         -----
Neither MAS nor its employees, agents or servants shall create, incur, consent to, or suffer to exist any lien, attachment, mortgage or other encumbrance upon or against the Aircraft other than Liens to which WORLD gives its written consent ("Liens"). MAS shall indemnify, defend and hold WORLD harmless from and against any and all Liens created by MAS either by act or omission. If at any time such Liens shall exist or be levied upon the Aircraft, MAS shall immediately cause the same to be removed or discharged. In the event MAS shall fail to so remove or discharge any Liens, WORLD may do so, and MAS shall pay to WORLD the amount paid by WORLD in connection with removing or discharging such Lien, including reasonable legal expenses and attorneys' fees, together with interest computed at the rate of ten percent (10%) per annum or the maximum rate allowable by law, whichever is lower, from the date payment is made by WORLD until WORLD is paid by MAS.

12.2.    Taxes.  MAS shall pay or cause to be paid, and shall hold WORLD
         -----
harmless from and against any and all taxes, levies, imposts, customs, duties, charges, currency surcharges, fees, assessments, deductions, or withholdings of any kind or nature (collectively, together with interest and penalties thereon, "Taxes") levied, assessed or imposed on WORLD or its officers, directors, agents, servants and employees ("Tax Indemnities") or against the Aircraft by any government or agency in connection with the performance of this Agreement. MAS's obligations hereunder shall not include Taxes imposed by the United States of America or any state of local political subdivision thereof that are based on, or measured by, the net income of any of the Tax Indemnities. MAS at its own expense may contest such Taxes in proceedings brought in good faith where a reasonable basis exists for such challenge but only if such proceedings will not result in a forfeiture of the Aircraft. In the event MAS shall fail to pay such Taxes, WORLD may do so, and MAS shall pay to WORLD the amount paid by WORLD in connection with such Taxes, including reasonable legal expenses and attorneys' fees, together with interest computed at the rate of ten percent (10%) per annum or the maximum rate allowable by law, whichever is lower, from the date payment is made by WORLD until WORLD is paid by MAS.


ARTICLE THIRTEEN:  INSURANCE
----------------------------

13.1.    WORLD Aircraft Hull Insurance.  WORLD shall procure and maintain hull
         -----------------------------
insurance in respect of the Aircraft and the operation thereof under this Agreement against all risks including war risks and hijacking and kindred perils. WORLD shall furnish MAS with certificates containing details of such insurance not later than fourteen (14) calendar days prior to commencement of the services to be performed by WORLD under this Agreement. Such hull insurance shall provide for a waiver of underwriters' rights of recovery (waiver of subrogation) but only to the extent that WORLD has waived its rights of recovery under this Agreement against MAS, its officers, directors, agents, servants and employees.

13.2.    WORLD Third Party Aviation Legal Liability Insurance.  WORLD shall
         ----------------------------------------------------
procure and maintain Aircraft Third Party Aviation Legal Liability insurance against all risks, including war risks, hijacking and kindred perils in respect of all operations under this Agreement in an amount not less than USD SIX HUNDRED MILLION ($600,000,000) for any one occurrence and shall furnish MAS with certificates containing details of such insurance not later than fourteen (14) calendar days prior to commencement of the services to be performed by WORLD under this Agreement. Such insurance shall include the following provisions:

     (a) MAS, its officers, directors, agents, servants and employees shall be named as additional insureds (the "MAS Additional Insureds");

     (b) acceptance by the insurers of the contractual obligations of WORLD to the MAS Additional Insureds as set forth in this Agreement to the extent of coverage afforded under the policies;

     (c) that such insurance shall be primary without any right of contribution from any insurance carried by the MAS Additional Insureds;

     (d) a standard clause as to cross liability or severability of interests among parties appearing as MAS Additional Insureds;

     (e) the geographic limits, if any, shall be worldwide but in the case of war risk coverage territory shall be subject to such excluded territories as is usual and customary in the airline industry;

     (f) that not less than thirty (30) calendar days written notice or such shorter notice period as shall be available under the war, hijacking and kindred perils insurance shall be given to the MAS of cancellation by insurers or adverse material alteration or reduction in the limits of coverage under the policies;

     (g) that the interest of the MAS Additional Insureds under such policies is insured regardless of any breach by WORLD of any warranties.

13.3.    MAS Liability Insurance.  MAS shall procure and maintain at its expense
         -----------------------
public passenger, baggage, cargo, mail, aviation premises, public liability, and legal liability insurances (including declared values) against all risks, including war risks, hijacking and kindred perils in respect of all operations under this Agreement in amounts acceptable to WORLD being in any case not less than

USD SIX HUNDRED MILLION ($600,000,000) (combined single limit) for any one occurrence and shall furnish WORLD with certificates containing details of such insurances not later than fourteen (14) calendar days before the commencement of the lease term. Such insurances shall provide for a waiver or underwriters' rights of recovery (waiver of subrogation) but only to the extent that MAS has waived its rights of recovery under this Agreement against WORLD, or ILFC, their officers, directors, agents, servants and employees. Such insurance shall include the following provisions:

     (a) WORLD, its officers, directors, agents, servants and employees shall be named as additional insureds ("WORLD Additional Insureds");

     (b) Lessor: ILFC, its officers, directors, agents, successors, assigns, employees shall by named as additional insureds;

     (c) acceptance by the insurers of the contractual obligations of MAS to the WORLD Additional Insureds, directors, agents, servants and employees as set forth in this Agreement to the extent of coverage afforded under the policies;

     (d) that such insurance shall be primary without any right of contribution from any insurance carried by the WORLD Additional Insureds;

     (e) a standard clause as to cross liability or severability of interests among parties appearing as WORLD Additional Insureds;

     (f) the geographic limits, if any, shall include at the minimum all territories over which the Aircraft will be operated hereunder.

     (g) that not less than thirty (30) calendar days written notice or such shorter notice period as shall be available under the war, hijacking and kindred perils insurance shall be given to WORLD and ILFC of cancellation by insurers or adverse material alteration or reduction in the insured value or reduction in the value of perils to be insured against;

     (h) that the interest of the WORLD Additional Insureds in such policies is insured regardless of any breach by MAS of any warranties.

13.4.    Loss of Insurance.  In the event either party should for any reason
         -----------------
fail to renew the insurances required to be effect by the party hereunder at least thirty (30) calendar days prior to the expiration thereof or fail to keep any such policy in full force and effect, the other party shall have the option to pay the premiums on said policy or contract of insurance or to take out such insurance, with the amount of any such premiums to be immediately due and payable to the other party, provided, however, that no exercise by the other
                            --------  -------
party of said option shall in any way affect its rights and remedies hereunder.


ARTICLE FOURTEEN:  INDEMNIFICATION.
----------------------------------

14.1.    Indemnification By WORLD.  WORLD hereby indemnifies and agrees to hold
         ------------------------
harmless MAS, its officers, directors, agents, servants and employees from and against any and all liabilities, claims, demands, suits, judgments, damages, losses, costs and expenses (including reasonable legal expenses and attorneys' fees) for or on account of or in any way connected with injury to or death of any persons (but excluding passengers) whomsoever or loss of or damage to any property (except baggage, cargo, mail and MAS property) arising out of (i) the use or the operation of the Aircraft under this Agreement or in any way connected with this Agreement including but not limited to the Aircraft and its related equipment or (ii) the performance or non-performance by WORLD of its responsibilities under this Agreement, unless such loss or damage arises from the gross negligence or wilful misconduct of MAS, its officers, directors, agents, servants or employees or unless MAS has indemnified WORLD in respect of such loss, damage, death or injury pursuant to Article 14.2 or 14.3.

14.2.    Indemnification By MAS.
         ----------------------

     (A) MAS hereby indemnifies and agrees to hold harmless WORLD and ILFC, its officers, directors, agents, servants and employees from and against all liabilities, claims, demands, suits, judgements, damages, losses, costs and expenses (including reasonable legal expenses and attorneys' fees) connected therewith or incident thereto arising out of loss of or damage to any baggage, cargo, mail or MAS property or delay in delivery of any baggage, cargo or mail or death of or injury to any passenger caused by or arising out of or in any way connected with (i) this Agreement or the use or the operation of the Aircraft under this Agreement or (ii) the performance or non-performance of MAS's responsibilities under this Agreement, unless such loss or damage arises from the gross negligence or wilful misconduct of WORLD, its officers, directors, agents, servants or employees.

     (B) MAS hereby indemnifies and agrees to hold harmless, and shall cause its agents and subcontractors to indemnify and hold harmless WORLD, its officers, directors, agents, servants and employees from and against all liabilities, claims, demands, suits, judgements, damages, losses, costs and expenses (including reasonable legal expenses and attorneys' fees) connected therewith or incident thereto arising out of loss of or damage to the Aircraft in any way connected to the performance or non-performance of MAS's responsibilities under this Agreement, unless such loss or damage arises from the gross negligence or wilful misconduct of WORLD, its officers, directors, agents, servants or employees.

     (C) MAS shall make every effort to ensure that the Aircraft is not used by any party for unlawful purposes including without limitation smuggling of contraband articles. MAS hereby indemnifies and agrees to hold harmless WORLD, its officers, directors, agents, servants and employees from and against all liabilities, fines, penalties, assessments, charges, damages, losses, costs and expenses (including reasonable legal expenses and attorneys' fees) arising out of or in any way connected to the use of the Aircraft for unlawful purposes unless WORLD, its officers, directors, agents, servants or employees perpetrate such unlawful use. MAS's liability to WORLD hereunder specifically extends to any loss of use of the Aircraft.

14.3.    Employee Claims.  Notwithstanding anything to the contrary set forth in
         ---------------
this Article Fourteen, each party hereby indemnifies and agrees to hold harmless the other party, its officers, directors, agents, servants and employees from and against all liabilities, claims, demands, suits, judgements, damages, losses, costs and expenses (including reasonable legal expenses and attorneys' fees) connected therewith or incidental thereto for death of or injury to any officer, director, agent, servant or employee of each party (provided such death or injury arises out of and in the course of such individual's employment by such party) caused by or arising out of or in any way connected with the use or the operation of the Aircraft under this Agreement, unless such death or injury arises from the gross negligence or wilful misconduct of the other party, its officers, directors, agents, servants or employees.

14.4.    No Consequential Damages.  Except as otherwise specifically provided by
         ------------------------
this Agreement, neither party shall be liable for consequential damages under this Agreement.

14.5.    Mutual Assistance.  Each party agrees to give to the other party all
         -----------------
assistance reasonably requested, and to put at its disposal all pertinent records, to facilitate the prosecution or defense of any claims, suits or investigations arising out of this Article Fourteen.


ARTICLE FIFTEEN - EARLY TERMINATION
-----------------------------------

15.1.    Grounds For Early Termination.   Except as provided under Article 16.2
         -----------------------------
and Article 17.2, neither party shall have the right to terminate this Agreement prior to the completion of the Term except that WORLD may so terminate under any of the following circumstances:

     (a) Loss of Aircraft.  In the event of loss or destruction of the Aircraft,
         ----------------
or damage to the Aircraft rendering repair impractical or uneconomic, this Agreement shall be deemed terminated as of the date of such loss, destruction or damage, provided, however, that if WORLD notifies MAS within fifteen (15)
        --------  -------
calendar days after the date of such loss, destruction or damage that it will continue to make available to MAS an aircraft having a payload capacity equal to or greater than the Aircraft's, then this Agreement shall not be deemed terminated. In the event of any loss, destruction or damage to the Aircraft, MAS shall fully cooperate with WORLD to facilitate the prosecution or defense of any claims, suits or investigations. MAS shall not release publicly any information regarding such loss, destruction or damage without first consulting with WORLD.

     (b)  Airlift Emergency.  In the event an airlift emergency has been
          -----------------
declared by the President of the United States or the Secretary of Defense or his designee or if the Civil Reserve Air Fleet has been activated by order of the Secretary of Defense in accordance with WORLD's Military Airlift Command contract, or if the Aircraft is requisitioned by the United States in connection with a national emergency, WORLD may terminate this Agreement.

     (c) AD Compliance Costs.  In the event the costs of bringing the Aircraft
         -------------------
into compliance with any (i) instruction or airworthiness directive of the FAA, or (ii) mandatory manufacturer service bulletin, falling due during the Term, is estimated by WORLD to exceed USD FIVE HUNDRED THOUSAND ($500,000) per Aircraft, WORLD may terminate this Agreement. However, WORLD will use its best effort to secure for MAS a substitute aircraft having a payload capacity equal to or greater than the Aircraft's.

     (d) Merger/Consolidation.  In the event MAS is merged with or consolidated
         --------------------
into any other corporation or entity, or otherwise fails to maintain its corporate existence, WORLD may terminate this Agreement.

     Upon termination of this Agreement under any of the above circumstances, MAS shall cease to have any rights or remedies in respect of the Aircraft hereunder, but all such rights and remedies shall be deemed thenceforth to have been waived and surrendered by MAS, and no payments theretofore made by MAS hereunder shall give to MAS any cause or right of action at law or in equity in respect of the Aircraft or the use or operation thereof. No such termination of this Agreement by WORLD shall be a bar to the recovery by WORLD from MAS of any amounts owed by MAS under this Agreement, provided however that such termination has not resulted from WORLD's wilful neglect, and MAS shall be and remain liable for the same until such amounts shall have been paid in full. MAS shall also reimburse WORLD for all costs, including reasonable legal expenses and attorneys' fees, incurred in connection with (i) the return of the Aircraft to WORLD in the condition specified in Article 7.7 and (ii) the collection of any monies owed or thereafter owing to WORLD under this Agreement.

     Provided however in the event that WORLD terminates this Agreement under circumstances (a) or (c) of the above, WORLD shall refund to MAS all monies paid in advance prior to such termination including without limitation the advance rental, in full or pro-rate amount for services which WORLD did not perform. WORLD's above obligation shall arise only if such event leading to the termination is caused by the wilful misconduct or negligence of WORLD, its employees, servants or agents. In the event that the cause is beyond either party's control, it is agreed that the amount to be refunded shall be on 50/50 basis of the full amount or on the pro-rate amount as the case may be.

15.2.    Return Of Equipment.  Under any termination provided for in this
         -------------------
Article Fifteen, all equipment owned or leased by one party hereto and in the possession of the other party shall be returned to the rightful owner in as good condition as when received, normal wear and tear excepted.


ARTICLE SIXTEEN:  DEFAULTS BY MAS
---------------------------------

16.1.    Events Of Default By MAS.  The following events shall constitute Events
         ------------------------
of Default:

     (a) Default by MAS in the making of any payments to WORLD when due under this Agreement which default shall continue for a period of five (5) working days or more; or

     (b) Cancellation by MAS of all or any substantial part of the schedule set forth in Annex B; or

     (c) Expiration, withdrawal, revocation or termination of any governmental permits, traffic rights, operating authorities or franchises, or any other authorisations required of MAS; or

     (d) Default by MAS at any time in the procurement or maintenance of any insurance coverage prescribed herein; or

     (e) Default by MAS in the observance or performance of any of the material covenants, conditions, agreements or warranties on the part of MAS contained in this Agreement, which default shall continue for a period of fourteen (14) calendar days after written notice from WORLD to MAS specifying the default and demanding that the same be remedied; or

     (f) If MAS shall file a voluntary petition of bankruptcy or shall admit in writing its insolvency or bankruptcy, or shall make a general assignment for the benefit of creditors, or shall consent to the assignment to a receiver, trustee or liquidator of MAS of all or substantially all of its property, or shall file a petition or answer seeking reorganisation in a proceeding under any bankruptcy or insolvency laws as now or hereinafter in effect, or an involuntary petition in bankruptcy or reorganisation shall have been filed against MAS and shall not have been vacated or discharged within thirty (30) calendar days from the date of the filing thereof, or if any order, judgement or decree shall be entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of MAS or of any substantial part of its property and such order, decree or judgement shall remain in force and shall not have been dismissed or vacated for a period of thirty (30) calendar days after the date of entry thereof; or

     (g) All or substantially all of the property or assets of MAS shall be condemned, confiscated, or otherwise appropriated by any governmental authority and shall be detained for a period of thirty (30) consecutive calendar days.

16.2.    Remedies Of WORLD.  Upon the occurrence of any of the foregoing Events
         -----------------
of Default during the Term of this Agreement, WORLD may within ten (10) calendar days after such Event of Default has occurred, terminate this Agreement by serving written notice upon MAS to that effect, and this Agreement shall thereupon terminate immediately. Upon service of such notice, WORLD may return the Aircraft to such location as WORLD may choose, free and clear of its obligations hereunder. Upon service of such notice, MAS shall cease to have any rights or remedies in respect of the Aircraft hereunder, but all such rights and remedies shall be deemed thenceforth to have been waived and surrendered by MAS, and no payments theretofore made by MAS hereunder shall give to MAS any cause or right of action at law or in equity in respect of the Aircraft or the use or operation thereof. No such termination of this Agreement by WORLD shall be a bar to the recovery by WORLD from MAS of any amounts owed by MAS under this Agreement, and MAS shall be and remain liable for the same until such amounts shall have been paid in full. MAS shall also reimburse WORLD for all costs, including reasonable legal expenses and attorneys' fees, incurred in connection with (i) the return of the Aircraft to such location as WORLD may choose, (ii) the return of the Aircraft to WORLD in the condition specified in Article 7.7 and (iii) the collection of any monies owed or thereafter owing to WORLD under this Agreement.

16.3.      Interest On Monies Owed.  With regard to sums which may become due
           -----------------------
and payable under this Article Sixteen, but are not paid when due, such sums shall bear interest at the rate of ten percent (10%) per annum or the maximum rate allowable by law, whichever is lower, on any portion thereof overdue; and WORLD shall be entitled to recover judgement for the total amount due from MAS, including such interest, and any costs of collection incurred by WORLD, including reasonable legal expenses and attorneys' fees.

ARTICLE SEVENTEEN: DEFAULTS BY WORLD.
------------------------------------

17.1.      Events Of Default By WORLD.  The following events shall constitute
           --------------------------
Events of Default by WORLD:

     (a) Default by WORLD in the making of any payments to MAS when due under this Agreement which default shall continue for a period of five (5) working days or more; or

     (b) Default by WORLD at any time in the procurement or maintenance of any insurance coverage prescribed herein; or

     (c) Default by WORLD in the observance or performance of any of the material covenants, conditions, agreements or warranties on the part of WORLD contained in this Agreement, which default shall continue for a period of fourteen (14) calendar days after written notice from MAS to WORLD specifying the default and demanding that the same be remedied; or

     (d) If WORLD shall file a voluntary petition of bankruptcy or shall admit in writing its insolvency or bankruptcy, or shall make a general assignment for the benefit of creditors, or shall consent to the assignment to a receiver, trustee or liquidator of WORLD of all or substantially all of its property, or shall file a petition or answer seeking reorganisation in a proceeding under any bankruptcy or insolvency laws as now or hereinafter in effect, or an involuntary petition in bankruptcy or reorganisation shall have been filed against WORLD and shall not have been vacated or discharged within thirty (30) calendar days from the date of the filing thereof; or if an order, judgement or decree shall be entered by any court of competent jurisdiction appointing a receiver, trustee, or liquidator of WORLD or of any substantial part of its property and such order, decree or judgement shall remain in force and shall not have been dismissed or vacated for a period of thirty (30) calendar days after the date of entry thereof; or

     (e) All or substantially all of the property or assets of WORLD shall be condemned, confiscated, or otherwise appropriated by any governmental authority and shall be detained for a period of thirty (30) consecutive calendar days, except in cases involving a commitment of the Aircraft, or any of WORLD's
------
aircraft, in an airlift emergency as determined by the President of the United States or the Secretary of Defense or his designee.

17.2.    Remedies Of MAS.  Upon the occurrence of any of the foregoing Events of
         ---------------
Default during the Term of this Agreement, MAS may, at its election within ten
(10) calendar days thereafter, terminate this Agreement by serving written notice upon WORLD to that effect and this Agreement shall thereupon terminate immediately. Upon service of such notice, WORLD shall refund to MAS all monies paid in advance prior to such termination including without limitation the advance rental in full or pro-rate amount. No such termination of this Agreement by MAS shall be a bar to the recovery by MAS from WORLD of any amounts owed by WORLD under this Agreement, and WORLD shall be and remain liable for the same until such amounts shall have been paid in full. WORLD shall also reimburse MAS for all costs, including reasonable legal expenses and attorney's fees incurred in connection with the collection of any monies owed or there after owing to MAS under this Agreement

17.3.      Interest On Monies Owed.  With regard to sums which may become due
           -----------------------
and payable under this Article Seventeen, but are not paid when due, such sums shall bear interest at the rate of ten percent (10%) per annum or the maximum rate allowable by law, whichever is lower, on any portion thereof overdue; and MAS shall be entitled to recover judgement for the total amount due from WORLD, including such interest, and any costs of collection incurred by MAS, including reasonable legal expenses and attorneys' fees.

ARTICLE EIGHTEEN:  ADDITIONAL COSTS AND DAMAGES.
------------------------------------------------

18.1.    Either Party shall be liable to the other Party for the payment of any
-----
other amounts or costs provided for in Articles 16.2. and 16.3. or Articles
17.2. and 17.3.


ARTICLE NINETEEN:  APPLICABLE LAW; DISPUTES.
--------------------------------------------

19.1.    Governing Law.  This lease shall in all respects be governed by and
-----    -------------
construed in accordance with the Law of England including all matters of construction validity and performance.

19.2.    Arbitration.
         -----------

     a. The Parties shall first use their best endeavours to resolve, through mutual consultation or a meeting of the Chief Executive Officers of the parties hereof without involving any third party or parties, any disputes which may arise under, out of or in connection with or in relation to this Agreement.

     b. All disputes arising in connection with the present contract shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.


ARTICLE TWENTY:  ASSIGNMENT.
---------------------------

20.1.    Assignment.  Neither party shall assign this Agreement, or any rights
         ----------
or obligations hereunder, in whole or part, to any other person without the prior written consent of the other party, except that (i) WORLD or MAS may assign this Agreement or any of its rights and obligations hereunder to any wholly owned subsidiary or other affiliate of World Corp, Inc. or MAS as the case may be, or its or their successors and (ii) WORLD may freely assign its interest in any monies due or to become due from MAS hereunder. Any assignment in contravention of the terms hereof shall be null and void.


ARTICLE TWENTY-ONE:  MISCELLANEOUS PROVISIONS.
---------------------------------------------

21.1.      Headings.  The headings of the Articles and Sections hereto are
           --------
inserted for convenience only and shall not govern the meaning or construction of any of the provisions hereof.

21.2.      Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each such counterpart constituting an original hereof.

21.3.      Enforceability Of Provisions.  No delay or omission in the exercise
           -----------------------------
of any power or remedy herein provided or otherwise available to WORLD or MAS shall impair or affect such party's right thereafter to exercise the same. Any extension of time for payment hereunder or other waiver or indulgence granted to MAS in any particular instance shall not alter or affect WORLD's rights or the obligations of MAS hereunder in any other or future instance. WORLD's acceptance of any payment after it shall have become due hereunder shall not be deemed to alter or affect the obligations of MAS or WORLD's rights hereunder with respect to any subsequent payment.

21.4.      Notices and Communications.  All notices and communications to be
           --------------------------
given pursuant to this Agreement shall be in writing and shall be delivered to or served upon the parties in person or by telegram, telex, telefax, SITA or by registered mail, return receipt requested, addressed as follows:

     WORLD AIRWAYS, INC.:

     13873 Park Center Road
     Suite 400
     Herndon, VA 22071
     Attention:    Executive Vice President,
     Sales and Marketing
     SITA:  IADSSWO
     Fax:     703-834-9412


     MAS:

     Bangunan  MAS 30th Floor
     Jalan Sultan Ismail
     Kuala Lumpur 50250
     Attention: Commercial Director
     SITA:   KULDCMH
     Fax:  03-263-1718

     or at such other addresses of any party hereto or any other party as such party shall designate in a written notice served as hereinabove provided. The effective date of any notice or request given in connection with this Agreement shall be the date on which it is received by the addressee. All communications involving operational matters arising under this Agreement shall be sent to:

WORLD:       Operations Control  SITA:    IADOPWO
                                 Fax:   703-834-9373/9204

MAS:         Flight Control      SITA:    KULWWMH
                                 Fax:  03-746-2850


ARTICLE TWENTY-TWO:  OPERATIONAL HANDBOOK
-----------------------------------------

22.1.    Operational Handbook.  The parties agree to mutually draft, as soon as
         --------------------
possible, a MAS/WORLD Operational Handbook for the purpose of detailing the operational procedures governing the day-to-day actions of both parties in respect of the performance of services under this Agreement. Failure of the parties to compile the Operational Handbook shall not affect any of their other responsibilities and obligations under this Agreement. In the event of any conflict between the Operational Handbook and the provisions of this Agreement, the provisions of this Agreement shall govern.


ARTICLE TWENTY-THREE:  COMPLETE AGREEMENT; INTERPRETATION
---------------------------------------------------------


23.1.    Prior Agreements Superseded.  Upon execution, this Agreement shall
         ---------------------------
supersede all previous Agreements and understandings respecting the provision of passenger services to MAS by WORLD.

23.2.    Interpretation.  This Agreement constitutes the entire contract between
         --------------
MAS and WORLD and shall not be varied, contradicted, explained or supplemented by any oral agreement or representation, by course of dealing or performance or by usage of trade, or amended or changed in any other manner except by an instrument in writing of even or subsequent date hereto, executed by both parties by their duly authorised representatives.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on behalf of their respective officers thereunto duly authorised, as of the day and year first above written.

WORLD AIRWAYS, INC.      MALAYSIAN AIRLINE SYSTEM BERHAD


By: ______________________    By: ___________________
Name:  AHMAD KHATIB      Name:  BASHIR AHMAD
Title:   Executive Vice President    Title:   Commercial Director

                                                               ANNEX A-1

                            AIRCRAFT SPECIFICATIONS
                            -----------------------

Aircraft                    :     McDonnell Douglas MD 11

Serial Number               :     48518

Registration                :     N271WA

Engines                     :     Pratt & Whitney 4462

Weights and Structural Data (lbs):

      -   MTOW     618,000

      -   MLW      450,000

      -   MZFW     420,000

      -   OEW      294,596*

Maintenance Program:

      -   A-Check     :      400 Flight Hour Interval

      -   1/2 C Check :      2100 Flight Hour Interval

      -   C-Check     :      4200 Flight Hour or 15 Months

*This represents config. no. 2020, as follows:

      28 C class and 294 Y seats
      extended Flyaway kit included.

                                                                       ANNEX A-2

                            AIRCRAFT SPECIFICATIONS
                            -----------------------


Aircraft                :     McDonnell Douglas MD11

Serial Number           :     48519

Registration            :     N273WA

Engines                 :     Pratt & Whitney 4462


Weights and Structural Data (lbs):

     -   MTOW                      618,000

     -   MLW                       450,000

     -   MZFW                      420,000

     -   OEW                       295,000


Maintenance Program:

     -   A-Check        :     400  Flight Hour Interval

     -   1/2 C-Check    :     2100 Flight Hour Interval

     -   C-Check        :     4200 Flight Hour Interval


* This represents config. no. 2020, as follows:

         28 C class and 294 Y class seats
         extended flyway kit included.

                                                                     ANNEX B - 1

                                                                   (Page 1 of 2)

                                                                     ANNEX B - 1

                                                                   (Page 2 of 2)

                                                                      ANNEX B-2

                            REQUIRED SURCHARGE FOR
                            ----------------------
                     BLOCK HOURS PER CYCLE LESS THAN 4.00
                     ------------------------------------


In accordance with Article 4.3, the block hours surcharge to be assessed to MAS is as follows:

----------------------------------------------------------------------------------------------------------------------
BLOCK HOURS/CYCLE       4.00     3.90     3.80     3.70     3.60     3.50     3.40     3.30     3.20     3.10     3.00
----------------------------------------------------------------------------------------------------------------------
BLOCK HOUR SURCHARGE            10.13    20.01    32.09    43.97    96.43    XX.XX    XX.77    98.79   114.71   131.72
----------------------------------------------------------------------------------------------------------------------




                          REQUIRED SURCHARGE FOR THE
                          --------------------------
                    USE OF WORLD'S INFLIGHT VIDEO EQUIPMENT
                    ---------------------------------------


In accordance with Article 6.1(k) for each showing of the inflight video provided by WORLD and screened by MAS, MAS shall pay WORLD $100 USD.

                                                                       ANNEX C-1


                   WORLD SPARE PARTS AND ENGINEERING SUPPORT


1.  AIRCRAFT ROTABLE SPARES SUPPORT
    -------------------------------

    1.1 The Aircraft will be equipped with a standard and extended flyaway kit. Attached flyaway kit list will be provided to ASU
         Superintendent/Maintenance, Maintenance Controllers/Base Maintenance Superintendent/Engineering Suppliers Manager/Line Maintenance Superintendent - KUL.

    1.2 Loans of spares from MAS will be free of charge for up to seven days. Loan of spares will be rechargeable to WORLD from the eighth day as tabulated below:

         -    0 - 7th day - free of charge
         -    8th - 10th day - 1/2% per day
         -    11th day and thereafter - 1% per day
         -    Administrative, availability and handling fees - free of charge.
         -    Basis is MAS's acquisition cost.
         -    Maximum loan fee will be MAS's replacement cost.
         - WORLD to have the option to either pay premium loan fees for MAS parts that may leave with the Aircraft until parts are returned, or purchase the part installed on the Aircraft (subject to agreement by MAS) at MAS's replacement cost.

         For the purpose of this paragraph 1.3, "day" shall mean each twenty-four (24) hour period from the time the loaned spare is delivered to WORLD for installation on the Aircraft.

    1.3 Loan charges for the spare parts borrowed by MAS from MAS' pooling partners or Vendors to support the operation of the Aircraft in the Agreement shall be WORLD's account and shall be reimbursed to MAS by WORLD at MAS cost.

    1.4 WORLD Engineers are required to liaise with MAS Maintenance Control Center for request of loans.

    1.5 WORLD spares destined for KUL must be addressed Engineering Supplies Manager, Malaysian Airlines System Berhad, Building E3 - Ground Floor, MAS Technical Operation Center, 47200 Subang Airport, Selangor Darul Ehsan, Malaysia, SITA KULEJMH copy KULELMH.

    1.6 For ease of custom clearance, each consignment should be limited to a maximum of 25 items, except initial positioning of spares support.

    1.7 WORLD spare will be held in MAS Engineering stores. WORLD Engineers will have full access to the WORLD storage area and may pick up spares from stores directly or request by walkie talkie through MCC or ASU Progress Chaser.

    1.8  Customs formalities and storage of spares will be at MAS expense.

    1.9 Mas Superintendent of Engineering Supplies will arrange to provide, subject to availability, one forklift for WORLD Stores personnel's use in central Stores and Line Maintenance Hangar.


2.  CONSUMABLE
    ----------

    2.1 Engine oil 2380 and Hydraulic Fluid Skydrol 500B4 will be at MAS's expenses.

    2.2  Consumable available at free issue stores will be at MAS's expense.


3.  STORAGE FACILITIES
    ------------------

    During the Term, MAS shall provide WORLD free of charge suitable storage space at Subang International Airport for spare parts and engines.


4.  4.1  APU AND PW4462 ENGINE SUPPORT
         -----------------------------

         WORLD will position at KUL one spare P & W 4462 engine and engine change equipment and engine change equipment.

    4.2 In the event of an engine change requirement, the Aircraft will be "two engine ferried" to KUL at WORLD's cost for an engine change.

    4.3  WORLD will have a two engine ferry crew available.

    4.4 In the event that no engine or engine change equipment is available in KUL, SEL, or ZRH, a P & W pool engine at the nearest location will be utilized and the Aircraft will be "two engine ferried" to that location at WORLD cost for the engine change and redelivery to a mutually agreed location.

5.  WORLD ENGINEERING SUPPORT PERSONNEL
    -----------------------------------

    5.1 WORLD Engineering will be provided with a van for their movement within Subang Airport. DCA driving permit required. MAS will assist WORLD Engineering to obtain permits.

    5.2 WORLD Engineering are welcome to use the MAS Engineers break/rest-room and facilities. There is one rest room in the MAS hangar and one in ASU at the transfer corridor facing bay 12 Subang Airport. Same applies in all other Malaysian stations.

    5.3  Reasonable office space will be provided to WORLD Maintenance Manager.

    5.4 WORLD Engineers are encouraged must discuss administrative or technical matters requiring urgent attention with MAS Duty Engineering or MAS MCC.

    5.5 All WORLD Engineers are required to obtain Airport passes for KUL, PEN and all other stations as may be required. Two passport size photos are required. MAS will assist in obtaining airport passes.

                                                                       ANNEX C-2

                      MAS ENGINEERING HANDLING PROCEDURES
                      -----------------------------------

This procedure is written as a general guide for engineering handling of WORLD Aircraft for as long as the Aircraft are operating with MH flight numbers.

1.      ACCEPTANCE CHECKS
        -----------------

        1.1 Acceptance checks by MAS will be carried out in KUL upon arrival of the Aircraft inspection check sheet.


2.      ENGINEERING GROUND HANDLING
        ---------------------------

        2.1 Engineering ground handling at all scheduled stations will be provided at MAS expense.

        2.2 All equipment required to perform engineering handling will not be rechargeable to WORLD.

        2.3 WORLD Engineers will be at the Aircraft to oversee the maintenance personnel provided by MAS.

        2.4 WORLD Engineers will be at the allocated parking bays 15 minutes prior to STA for all arrivals.

        2.5 Ground Support Equipment provided to the Aircraft with the APU shut down will not be re-chargeable to WORLD.

        2.6 All aircraft servicing done by MAS Apron Services Unit in KUL or PEN, and by MAS or it's agents at all other scheduled stations specified in Annex B, is not rechargeable to WORLD. At KUL and PEN only, a servicing team shall consist of two artisans.

        2.7 MAS will provide artisans for ground to cockpit communications at all stations.

        2.8  Wheel build-up is not re-chargeable to WORLD.

3.  CERTIFICATION
    -------------

    3.1 WORLD Engineers will certify aircraft airworthiness release for all stations. Engineers travelling as crewmembers are required to be in possession of valid passports for each station.


4.  ENGINEERING DELAYS
    ------------------

    For line stations, a delay Telex will be prepared by WORLD personnel which must be sent by MAS or its ground handling agent to KULEL WO KULKKWO KULELMH KULWWMH IADDDWO IADMMWO and onward stations for delays of 3 minutes and above. Details required in the telex will be as follows:

    (i)    Station/aircraft registration flight/flight number/date
    (ii)   Reason for delay
    (iii)  Duration of delay

    4.4 In the event of lengthy delays, an update telex must be sent every 3 - 4 hours, followed by a final telex.

    4.5 A delay warning telex per 4.3 is required whenever a delay of more than 30 minutes is anticipated.


5.  INCIDENT REPORTING
    ------------------

    5.1 All flight incidents reportable to the FAA must be copied to Malaysian DCA per WORLD and MASs procedures using DCA irregularity form.

    5.2 All ground incidents reportable to the FAA shall be reported to other parties in accordance with WORLD and MAS procedures.

                                                                    ANNEX C - 3


                    TRANSIT SERVICES AND OTHER MAINTENANCE
                    --------------------------------------


1.   Transit Services
     ----------------

     During transit ground time of the aircraft at all scheduled stations specified in the Flight Schedule as per Annex B, MAS will provide the following services free of charge, under WORLD's supervision.

(a)  Ramp Services

     -  Standby before arrival and after departure
     -  Position/remove landing gear locks
     -  Provide head sets
     -  Perform ramp to flight deck communication
     -  Report immediately all damages noticed at or inside the Aircraft
     -  Perform pre-flight check immediately before Aircraft departure.

(b)  Aircraft Servicing

     -  Exterior cleaning of flight deck windows on request of WORLD
     -  Aircraft de-icing if necessary.

(c)  Fuel and oil

     MAS shall provide all aircraft fuel, oil (Exxon 2380), de-icing, lubricating and hydraulic fluid (skydrol 500 B-4) as well as:

     -  Arrangements with suppliers
     -  Supervision of fueling/defueling operations
     - Arrangements with suppliers in connection with supervision of replenishing operations



NOTE:

Flight release will be signed by WORLD's flight crew personnel.

II.    Other Maintenance
       -----------------

       A.  Scheduled Maintenance

           MAS and WORLD agree that if MAS is capable of performing scheduled maintenance for the Aircraft, MAS shall provide such services, the terms and conditions of which shall be incorporated under a separate maintenance agreement to be mutually agreed upon by both parties.

       B.  Engine Changes

           MAS shall provide WORLD free of charge at KUL with the hangar facilities, and, if available tools and equipment necessary for engine installation and removal. The same facilities and services shall be provided by MAS or its agents at all other stations specified in Annex B, subject to availability. Should that assistance be provided by a party other than MAS, then WORLD shall reimburse MAS for the assistance provided at MAS's cost.

       C.  Workshops and Other Engineering

           All rechargeable requests for WORLD for manpower, equipment, spares and materials must be accompanied by work order issued by WORLD inspector or maintenance manager.

           i.  Repair of Spare Parts and Components

           Materials costs incurred by MAS for WORLD rotable/spare parts and components shall be charged to WORLD at MAS cost. Labor costs shall be charged at the rate of RM 55 per manhour.

        ii. Other Repairs and Services

        Repairs and all other services provided by MAS facilities in support of the operation of the Aircraft in this Agreement shall be charged to WORLD on a material used basis at MAS cost. MAS shall assist WORLD in providing engineering drawings as required. All repairs accomplished by MAS engineering shall be at WORLD cost and certified by WORLD Quality Control.


        iii. Major Structural Repairs and Modifications

        In the case of major structural repairs and modifications WORLD shall reimburse MAS for labor at a rate of RM 55 per manhour and for any material costs at MAS cost.


        iv. Rotable Parts

        All rotable parts repaired or supplied by MAS must have an FAA Repair Station Parts tag.

     ii. Other Repairs and Services

     Repairs and all other services provided by MAS facilities in support of the operation of the Aircraft in this Agreement shall be charged to WORLD on a material used basis at MAS cost. MAS shall assist WORLD in providing engineering drawings as required. All repairs accomplished by MAS engineering shall be at WORLD cost and certified by WORLD Quality Control.


     iii. Major Structural Repairs and Modifications

     In the case of major structural repairs and modifications WORLD shall reimburse MAS for labor at a rate of RM 55 per manhour and for any material costs at MAS cost.


     iv. Rotable Parts

     All rotable parts repaired or supplied by MAS must have an FAA Repair Station Parts tag.

                                                                        ANNEX D


                             HOTEL ACCOMMODATIONS
                             --------------------

MAS shall provide hotel accommodations for WORLD flight deck crewmembers and Operational Personnel free of charge at all scheduled stations specified in the flight schedule as per Annex B on an as needed basis at all other stations to which the Aircraft operates at MAS request. MAS shall be invoiced directly by the party providing such accommodations. Hotel accommodations at each station shall be arranged by MAS at hotels acceptable to WORLD.

WORLD shall inform MAS's local station of the number of rooms required and shall provide the names of the flight crew members no later than forty-eight (48) hours prior to the Aircraft's scheduled arrival at such station. WORLD shall promptly inform MAS regarding changed accommodation requirements.

Hotel to airport crew transportation shall be arranged and paid for by MAS's local station.

                                                                         ANNEX E


                 POSITIONING/DEPOSITIONING OF WORLD PERSONNEL
                 --------------------------------------------

Transportation costs for WORLD personnel performing services in connection with this Agreement shall be governed by the following provisions:

1.  Positioning/Depositioning

    (a) Transportation costs for the positioning/depositioning of WORLD personnel to and from any MAS stations within the MAS network shall be for MAS's accounts.

    (b) All booking and ticketing necessary for the transportation of WORLD personnel above shall be arranged through the following MAS office or such other office as shall be advised by MAS:

                       MAS Flight Operations
                       AirTel Complex
                       Kuala Lumpur International Airport

    (c) WORLD shall advise MAS of its requirements for employee travel above as far in advance as is practicable.

2.  Changes/Cancellations.

    In the event MAS request a schedule change, a flight cancellation or an additional flight, WORLD shall promptly advise MAS of additional crew transportation requirements and any additional transportation costs resulting from such change.

3.  Additional Costs

    Additional flight crew positioning costs resulting from air traffic control or weather delays/cancellations shall be for the account of MAS.

4.  Transportation of Dependants

    Dependants of WORLD personnel performing services in connection with this Agreement shall be entitled to EY transportation to KUL free of charge not more than once in any calendar year. Passes for dependants shall be available of MAS's scheduled passenger network only.

                                                                         ANNEX F

                     NOTIFICATION OF FLIGHT CANCELLATION,
                     ------------------------------------

                          FLIGHT DELAYS OR DIVERSION
                          --------------------------

With respect to flight cancellations, flight delays or diversions of the Aircraft, the parties agree to follow the following procedures:

1.  Notification By WORLD

    WORLD shall immediately notify MAS of any event which does, or is likely to, delay or disrupt the scheduled operation of the Aircraft.

2.  Notification By MAS

    MAS shall immediately notify WORLD of any event which does, or is likely to, delay or disrupt the scheduled operation of the Aircraft.

3.  Remedies For Delays

    Each party shall exercise its best efforts to minimize delays and disruptions and ensure that the Aircraft operates in accordance with the Schedule specified in Annex B. Any efforts by either party to minimize a delay or disruption shall be communicated to the other party hereto, and if possible, shall be agreed to by WORLD and MAS before implementation thereof. In the event of any disagreement between WORLD and MAS regarding efforts to remedy any delay or disruption, WORLD shall make the final decision.

4.  Notification of Schedule Change

    Any request for a schedule change resulting from a flight cancellation, flight delay or diversion of the Aircraft, shall be issued by MAS's operations control centre. Receipt of such request shall be confirmed immediately by WORLD's dispatch center.

                                                                         ANNEX G


                              MAS CABIN PERSONNEL
                              -------------------

For the Term of this Agreement, MAS shall second to WORLD such cabin personnel as are necessary for the performance of the flights contemplated by the Agreement, in accordance with the following terms and conditions:

1.  Qualifications
    --------------

    All MAS cabin personnel provided by MAS to WORLD in connection with this Agreement shall be fully qualified on MD11 aircraft and fluent in the English language. MAS shall provide WORLD with information regarding the background, qualifications and employment history of all such cabin personnel.

2.  Secondment to WORLD
    -------------------

    MAS shall obtain from each cabin crewmember a statement in form and substance satisfactory to WORLD evidencing the consent of such cabin crewmember (i) to the transfer of such cabin crewmember to WORLD's services for the purposes of this Agreement and (ii) to abide by all applicable rules, regulations and procedures of WORLD and all applicable Federal Aviation Regulations.

3.  Supervision
    -----------

    For the Term of this Agreement, WORLD shall station in Kuala Lumpur a senior flight attendant supervisor ("WORLD Supervisor") whose responsibility it shall be to supervise all activities of the flight attendants seconded to WORLD. The WORLD Supervisor shall be responsible for directing the activities of the flight attendants including all matters involving scheduling, training, performance and discipline. All flight attendants shall report directly to the WORLD Supervisor.

4.  Scheduling and Training
    -----------------------

    All scheduling of flight attendants shall be conducted by the WORLD Supervisor or under his/her supervision and direction. All flight attendants seconded to WORLD shall be required to satisfactorily complete all applicable provisions of WORLD's FAA-approved training program for flight attendants. All training shall be conducted by WORLD or under the supervision and direction of WORLD.

5.  Compliance with Applicable Requirements
    ---------------------------------------

    All flight attendants seconded to WORLD shall at all times be subject to, and shall comply with, all applicable WORLD rules, regulations and procedures and all applicable Federal Aviation Regulations to the same extent as any other WORLD flight attendant. While on the Aircraft the attendants shall be subject to the supervision and direction of the Captain.

6.  Discharge
    ---------

    At the sole discretion of the WORLD Supervisor, any flight attendant may be discharged from secondment to WORLD. The WORLD Supervisor shall promptly consult with MAS regarding any additional disciplinary action which might be necessary or appropriate. A discharged flight attendant shall not be eligible for subsequent secondment to WORLD. In the event of the discharge of a flight attendant, MAS shall promptly provide a replacement in accordance with the provisions of paragraph 1 above.

7.  Compliance With Laws
    --------------------

    MAS represents that the secondment of flight attendants to WORLD in accordance with the terms hereof will not violate any applicable laws, rules, regulations or policies of Malaysia or any union contract or other agreement to which it is a party or otherwise may be bound.

                                                                         ANNEX H


          ROUTE QUALIFICATION OF COMMANDER, AGE LIMIT AND EXPERIENCE
          ----------------------------------------------------------
                         REQUIREMENT OF COCKPIT CREW.
                         ----------------------------

1.  Route Qualification of Commander

    The Commander of the Aircraft must meet WORLD Route Qualification requirement.

2.  Age Limit

    The Commander and the cockpit crew shall not be more than 60 years of age at any time during the Term of the Agreement when operating as flight crew.

3.  Experience Qualification

    The Commander and the cockpit crew shall have not less than 5000 flying hours.

                              FREIGHTER SERVICES

                                   AGREEMENT

                                    BETWEEN

                              WORLD AIRWAYS, INC.

                                      AND

                        MALAYSIAN AIRLINE SYSTEM BERHAD

                                OCTOBER 1, 1994

                         FREIGHTER SERVICES AGREEMENT

ARTICLES ONE:            AIRCRAFT; PROVISION OF SERVICES.......................1
   1.1.                  Aircraft..............................................1
                         --------
   1.2.                  Service/Schedule......................................2
                         ----------------
   1.3.                  Aircraft Positioning/Depositioning....................2
                         ----------------------------------
   1.4.                  Inspection by MAS.....................................2
                         -----------------


ARTICLE TWO:             TERM .................................................3
   2.1.                  Term..................................................3
                         ----
   2.2.                  Extension Option......................................3
                         ----------------


ARTICLE THREE:           MINIMUM GUARANTEED AIRCRAFT UTILIZATION...............3
   3.1.                  Minimum Monthly Block Hour Guarantee..................3
                         ------------------------------------
   3.2.                  Adjustments to Minimum Monthly Block Hour
                         -----------------------------------------
                         Guarantee.............................................3
                         ---------


ARTICLE FOUR:            CHARGES...............................................4
   4.1.                  Block Hour Rate.......................................4
                         ---------------
   4.2                   Block Hour Definition.................................4
                         ---------------------
   4.3                   Aircraft Position/Deposition Costs....................4
                         ----------------------------------
   4.4.                  Block Hour Surcharge..................................5
                         --------------------

ARTICLE FIVE:            PAYMENT...............................................5
   5.1.                  Payment Schedule......................................5
                         ----------------
   5.2.                  Payment Instructions..................................5
                         --------------------
   5.3.                  Invoice...............................................6
                         -------
   5.4.                  Final Accounting......................................6
                         ----------------
   5.5.                  Late Payment..........................................6
                         ------------
   5.6.                  No Counterclaims, Set-offs, etc. .....................7
                         --------------------------------


ARTICLES SIX:            RESPONSIBILITIES OF WORLD AND MAS.....................7
   6.1.                  Responsibilities of WORLD.............................7
                         -------------------------
   6.2.                  Responsibilities of MAS...............................7
                         -----------------------
   6.3.                  Payment Responsibilities of MAS.......................9
                         -------------------------------
   6.4.                  Reciprocal Obligations................................9
                         ----------------------


ARTICLE SEVEN:           OPERATION OF THE AIRCRAFT.............................9
   7.1.                  Control of The Aircraft...............................9
                         -----------------------
   7.2.                  Right of Substitution................................10
                         ---------------------
   7.3.                  Lawful Use...........................................10
                         ----------
   7.4.                  Regulatory Compliance................................10
                         ---------------------
   7.5.                  Cargo Restrictions...................................10
                         ------------------
   7.6.                  Aircraft Livery......................................11
                         ---------------
   7.7.                  Return Condition of Aircraft.........................11
                         ----------------------------


ARTICLE EIGHT:           DOCUMENTATION........................................11
   8.1.                  Operating Permits....................................11
                         -----------------
   8.2.                  Cargo Documentation..................................12
                         -------------------
   8.3.                  MAS Notification to WORLD............................12
                         -------------------------
   8.4.                  Work Permits.........................................12
                         ------------

ARTICLE NINE:           SCHEDULE CHANGES; FLIGHT DISRUPTIONS................12
   9.1.                 Schedule Changes....................................13
                        ----------------
   9.2.                 Flight Disruption...................................13
                        -----------------

ARTICLE TEN:            USE OF AIRCRAFT BY WORLD............................15
   10.1                 Other Operations....................................15
                        ----------------
   10.2                 Crew Training.......................................15
                        -------------

ARTICLE ELEVEN:         EMPLOYEES...........................................15
   11.1                 Employees; Workmen's Compensation...................15
                        ---------------------------------

ARTICLE TWELVE:         LIENS AND TAXES.....................................15
   12.1                 Liens...............................................16
                        -----
   12.2                 Taxes...............................................16
                        -----

ARTICLE THIRTEEN:       INSURANCE...........................................17
   13.1.                WORLD Aircraft Hull Insurance.......................17
                        -----------------------------
   13.2.                WORLD Third Party Aviation Legal
                        --------------------------------
                        Liability Insurance.................................17
                        -------------------
   13.3.                MAS Liability Insurance.............................19
                        -----------------------
   13.4.                Loss of Insurance...................................20
                        -----------------

ARTICLE FOURTEEN:       INDEMNIFICATION.....................................20
   14.1.                Indemnification By WORLD............................21
                        ------------------------
   14.2.                Indemnification By MAS..............................21
                        ----------------------
   14.3.                Employee Claims.....................................23
                        ---------------
   14.4.                No Consequential Damages............................23
                        ------------------------
   14.5.                Mutual Assistance...................................23
                        -----------------

ARTICLE FIFTEEN:        EARLY TERMINATION...................................23
   15.1.                Grounds For Early Termination.......................23
                        -----------------------------
   15.2.                Return of Equipment.................................26
                        -------------------

ARTICLE SIXTEEN:        DEFAULTS BY MAS.....................................26
   16.1.                Events of Defaults by MAS...........................26
                        -------------------------
   16.2.                Remedies of WORLD...................................28
                        -----------------
   16.3.                Interest On Monies Owed.............................29
                        -----------------------

ARTICLE SEVENTEEN:      DEFAULTS BY WORLD...................................29
   17.1.                Events of Defaults by WORLD.........................29
                        ---------------------------
   17.2.                Remedies of MAS.....................................30
                        ---------------
   17.3.                Interest On Monies Owed.............................31
                        -----------------------

ARTICLE EIGHTEEN:       APPLICABLE LAW, DISPUTES............................31
   18.1.                Governing Law.......................................31
                        -------------
   18.2.                Arbitration.........................................31
                        -----------

ARTICLE NINETEEN:       ASSIGNMENT..........................................32
   19.1.                Assignment By WORLD.................................32
                        -------------------
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
ARTICLE TWENTY:         MISCELLANEOUS PROVISIONS............................32
   20.1.                Headings............................................32
                        --------
   20.2.                Counterparts........................................32
                        ------------
   20.3.                Enforceability of Provisions........................32
                        ----------------------------
   20.4.                Notices and Communications..........................33
                        --------------------------

ARTICLE TWENTY-ONE:     OPERATIONAL HANDBOOK................................34
   21.1.                Operational Handbook................................34
                        --------------------

ARTICLE TWENTY-TWO:     COMPLETE AGREEMENT; INTERPRETATION..................34
   22.1.                Prior Agreements Superseded.........................34
                        ---------------------------
   22.2.                Interpretation......................................34
                        --------------


                                    ANNEXES
                                    -------

Annex A-1               MD-11F Aircraft Specifications......................36
Annex A-2               MD-11CF Aircraft Specification......................38
Annex B                 Flight Schedule/Payload.............................39
Annex B-1               Block Hour Surcharge................................41
Annex C-1               WORLD Spare Parts and Engineering Support...........42
Annex C-2               MAS Engineering Handling Procedures.................54
Annex C-3               Transit Services and Other Maintenance..............56
Annex D                 Hotel Accommodations................................58
Annex E                 Positioning/Depositioning of WORLD Personnel........59
Annex F                 Notification of Flight Cancellations, Flight
                        Delays or Diversions................................60
Annex G                 Notices.............................................61
Annex H                 Route Qualification of Commander, Age Limit
                        and Experience......................................62

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